Exhibit 99.3

Recent Developments

Second Quarter 2014 Utilization

The following tables set forth the historical fleet size and average number of compressor packages being utilized by us and by CSI to provide services during and as of the periods indicated below and our average utilization rates during those periods, as applicable.

	As of June 30, 2014
	Partnership	CSI
Total compressor packages in fleet (at period end)	4,072	2,223
Total compressor packages in service (at period end)	3,535	1,803

	Three Months Ended June 30,		Six Months Ended June 30,		Nine Months Ended June 30,
	2014		2014		2014
	Partnership	CSI	Partnership	CSI	CSI
	(in thousands)
Average number of compressor packages in service (1)	3,467	1,784	3,481	1,785	1,786
Average compressor package utilization (2)	85.3%	80.5%	86.3%	80.4%	80.7%

(1)	“Average number of compressor packages in service” for each period shown is determined by calculating an average of two numbers, the first of which is the number of compressor packages being used to provide services at the beginning of the period and the second of which is the number of compressor packages being used to provide services at the end of the period.
(2)	“Average compressor package utilization” for each period shown is determined by dividing the average number of compressor packages in service during such period by the average of two numbers, the first of which is the total number of compressor packages in our or CSI’s fleet at the beginning of such period and the second of which is the total number of compressor packages in our or CSI’s fleet at the end of such period.

Second Quarter 2014 Outlook

We do not as a matter of course make public projections as to future sales, earnings, or other financial results. However, in the context of this offering, our management has prepared the following outlook for the second quarter of 2014. The prospective financial information presented below was not prepared with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of our management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and our expected future financial performance.

Neither our independent registered public accountants nor any other independent registered public accountants have compiled, examined or performed any procedures with respect to the prospective financial information contained herein or expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the prospective financial information.

The following are estimates for certain key financial results that we expect for the second quarter of 2014:

•	total revenues of between $31 million and $33 million;
•	net income of between $4.7 million and $5.1 million;

•	EBITDA of between $9.0 million and $9.6 million; and
•	Adjusted EBITDA of between $10 million and $11 million.

Although full results for the second quarter of 2014 are not yet available, based upon information available to us and except as otherwise described in this prospectus supplement, we are not aware and do not anticipate that our results for the second quarter will be adversely affected, in the aggregate, by material or unusual adverse events, and we do not believe that, during the second quarter, we incurred material additional borrowings or other liabilities, contingent or otherwise, or defaulted under our debt covenants. Nevertheless, our actual results for the second quarter of 2014 may differ from these expectations and from the estimates disclosed above. Our expected results for this interim period are not indicative of the results that should be expected for the full fiscal year.

EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be construed as alternatives to, or more meaningful than, GAAP financial information. See the caption titled “Non-GAAP Financial Measures” for additional qualifications regarding the use of EBITDA and Adjusted EBITDA. The following table reconciles our range of estimated net income, the most directly comparable GAAP financial measure, to our range of estimated EBITDA and Adjusted EBITDA for the second quarter of 2014:

	Three Months Ended June 30, 2014
	(Estimated data; Dollars in millions)
Net income	between	$4.7	and	$5.1
Interest expense, net	between	0.1	and	0.1
Income tax expense	between	0.5	and	0.6
Depreciation and amortization	between	3.7	and	3.8

EBITDA	between	$9.0	and	$9.6

Exclusions:
Transaction-related expenses	between	0.7	and	0.9
Other non-recurring items, net	between	0.3	and	0.5

Adjusted EBITDA	between	$10.0	and	$11.0

2015 Capital Expenditures

Following the CSI Acquisition, we currently expect to grow capital expenditures to between $90 million and $100 million in 2015.

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